UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2006

TERRAPIN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-134648 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

17 Carlton Road
Monsey, NY 10952
Facsimile No.: (516) 887-8250

_____________________________________________
(Address of Principal Executive Offices)
(Zip Code)

888-251-3422
(Registrant's Telephone Number, Including Area Code)

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On December 5, 2006, Simona Hirsch, President and Chief Executive Officer of Terrapin Enterprises, Inc. (the “Company”) and Dr. Jacob Hiller, Secretary and Treasurer of the Company entered into a Purchase and Sale Agreement which provided, among other things, for the sale of 7,600,000 shares of common stock of the Company (the “Purchased Shares”) to Marcus Segal for the aggregate purchase price of $50,000 (the “Purchase Transaction”). The Purchased Shares represent an aggregate of 73.8% of the issued and outstanding share capital of the Company. The source of the cash consideration for the Purchased Shares was the buyer’s personal funds.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of December 5, 2006, in connection with the closing of the Purchase Transaction, (i) Simona Hirsch and Dr. Jacob Hiller resigned from their positions as officers of the Company and (ii) the Board of Directors of the Company elected Marcus Segal to serve as a director and as President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer of the Company.

In addition, Mrs. Simona Hirsch will resign from the Company’s Board of Directors effective ten days after the delivery to the shareholders of the Company of an Information Statement pursuant to Rule 14f-1.

There are no family relationships among the directors of the Company. Each of the directors of the Company holds or will hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. The following is a brief account of the education and business experience of Marcus Segal during the past five years, and any other directorships held in reporting companies.

Marcus Segal, age 34, became the President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer of the Company as of the close of business on December 5 2006. Mr. Segal currently serves as a member of the Board of Directors of the Sockeye Seafood Group, Inc. (now known as Stargold Mines, Inc.) and was appointed its Chief Executive Officer, Chief Financial Officer, Secretary, and Principal Accounting Officer. Mr. Segal also serves as a director and the Chief Financial Officer of Star Energy Corporation, an oil and gas company. He serves as Vice President of Operations and Acting CFO for Vindicia Inc, a technology company specializing in credit card fraud prevention. Prior to joining Vindicia, Mr. Segal served as Vice President of Operations at EMusic.com, a leading Internet-based music subscription service, where he was responsible for the HR, Production, Customer Service, Royalty Administration, and Business Affairs departments of eMusic through the Company's acquisition by Vivendi/Universal's Universal Music Group in 2002. Prior to EMusic, Mr. Segal served as the Executive in Charge of Production/COO for The Documedia Group, an award-winning documentary production company based in Los Angeles. His projects included the 52-hour Sworn to Secrecy series for The History Channel and The Last Days of WWII for the A&E Network, for which he was nominated for an Emmy. Mr. Segal holds an MBA from Pepperdine University's Graziadio School of Business, was named a National Journalism Center Fellow in 1996, and received a BA in English Literature from the University of California at Santa Barbara.

Currently there are no employment agreements or arrangements between the Company and Marcus Segal. Other than described in this report, there is no transaction during the last two years, or any proposed transactions, to which the Company was or is a party with Marcus Segal or any members his immediate family.

Item 9.01.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.2  Purchase and Sale Agreement, dated December 5, 2006, by and among Simona Hirsch, Jacob Hiller and Marcus Segal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAPIN ENTERPRISES, INC.

By:	/s/ Marcus Segal
Name:	Marcus Segal
Title:	President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer

Date: December 5, 2006